UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 18, 2016, the Board of Directors (the "Board") of ePlus inc. (the "Company") approved a new form of indemnification agreement ("Agreement") to supersede the previous form of director's and officer's indemnification agreement. It is anticipated that directors and executive officers will execute the new Agreement.

In general, as the Company's certificate of incorporation and bylaws provide that the Company shall indemnify to the fullest extent permitted by law and Section 145 of the General Corporation Law of the state of Delaware expressly recognizes certain indemnification rights, each of the indemnification agreements provide that the directors and officers shall be entitled to indemnification as set forth in the Agreement. The Agreement has been modified from the Company's prior form of Agreement, to add a provision addressing change in control, clarify that expenses of appeals, including appeal bonds, are covered, add a provision addressing the expenses of being a witness, clarify that failure to provide prompt notice of claim does not relieve the company of indemnification obligations, and provide for various procedures, including burden of proof on certain issues, time limitations, and the appointment of independent counsel.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01  Other Events

On August 19, 2016, ePlus inc. (the "Company") announced via press release that its Board of Directors approved a share repurchase plan August 18, 2016, which will commence on August 19, 2016. Under the plan the Company may repurchase up to 500,000 shares of ePlus' outstanding common stock beginning on August 19, 2016, through August 18, 2017. The Company's prior repurchase plan expired on August 16, 2016.  The Company is authorized to repurchase its common stock through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (the "Exchange Act"), or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The timing of repurchases and the exact number of shares to be purchased will be determined by the Company's management, in its discretion, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions and other factors.

A copy of the press release issued by the Company announcing the share repurchase program is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report.

Exhibit No.	Description

10.1	Form of Indemnification Agreement

99.1	Press release dated August 19, 2016, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: August 22, 2016